CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                             WEALTHHOUND.COM, INC.
                            (A FLORIDA CORPORATION)

                                 WITH AND INTO

                             WEALTHHOUND.COM, INC.
                            (A DELAWARE CORPORATION)

It is hereby certified that:

               1. WealthHound.com, Inc. is incorporated in Florida ("WealthHound Florida").

               2. WealthHound.com, Inc. was incorporated in Delaware on August 23, 2000 ("WealthHound Delaware").

               3. All of the outstanding shares of the capital stock of WealthHound Delaware are owned by WealthHound Florida.

               4. WealthHound Florida, by the following resolutions duly adopted on September 20, 2000 by the unanimous written consent of its Board of Directors, determined to, and effective on October 20, 2000, does, merge WealthHound Florida with and into WealthHound Delaware with WealthHound Delaware being the surviving corporation:

                  RESOLVED, that the form of an agreement and plan of merger, (the "Merger Agreement"), between WealthHound Florida and WealthHound Delaware, pursuant to which, among other things, (i) WealthHound Florida would merge with and into WealthHound Delaware and WealthHound Delaware would be the surviving corporation and (ii) the holders of capital stock of WealthHound Florida shall be entitled to the pro rata issuance of capital stock of WealthHound Delaware upon surrender of any Certificates therefor, all as set forth in the Merger Agreement, is hereby approved; and be it further

                  RESOLVED, that the Board of Directors recommends that the stockholders of WealthHound Florida approve the Merger Agreement and direct that such Merger Agreement be submitted to the Corporation's stockholders for their approval; and be it further

                  RESOLVED, that the officers of WealthHound Florida be and each of them hereby is authorized and directed on behalf of WealthHound Florida to enter into, execute and deliver an agreement and plan of merger substantially in the form of the Merger Agreement and all documents, agreements, instruments and writings related thereto or referred to therein with any such changes or modifications to the Merger Agreement or such other documents, agreements, instruments and writings as such officers may deem appropriate or advisable, with the execution and delivery thereof by any such officers to be conclusive evidence of the exercise of the authority and discretion herein conferred; and be it further

                  RESOLVED, that the officers of WealthHound Florida be and each of them hereby is authorized and directed on behalf of WealthHound Florida to perform all such other acts and things, to prepare, execute, acknowledge and deliver, file and record all such other documents, certificates, instruments, covenants, undertakings, obligations and agreements, including, without limitation, a certificate of merger or similar document, and to take all such steps as such officer or officers may approve or otherwise deem necessary, advisable or appropriate in order to give effect to and carry out the intent of the foregoing resolutions or to cause WealthHound Florida to perform each and all of its obligations, warranties and covenants under each of the agreements described, generally or specifically, in the foregoing resolutions, with the execution, delivery and performance of any such documents, certificates, instruments, covenants, undertakings, obligations and agreements by any such officer to be conclusive evidence of the exercise of the authority and discretion herein conferred.

               5. The proposed merger has been adopted, approved, certified, executed and acknowledged by WealthHound Florida in accordance with the laws of the state of Florida.

                           [Intentionally left blank]

               We,  the  undersigned  officers  of  WealthHound  Florida,   have
hereunder set our hands as of this 17th day of October, 2000 and we hereby certify that this Certificate of Ownership and Merger was duly adopted in accordance with Section 253 of the GCL, and we hereby affirm that the foregoing certificate is our act and deed and the act and deed of the Corporation and that the facts stated herein are true.

                                           WEALTHHOUND.COM, INC.,
                                           a Florida corporation

                                           By:/s/ Michael D. Farkas
                                              ---------------------------------
                                               Name:     Michael D. Farkas
                                               Title:    Chief Executive Officer



                                           By:/s/ Seth S. Fishman
                                              ---------------------------------
                                               Name:     Seth S. Fishman
                                               Title:    Vice President, Finance